Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Research Frontiers Incorporated

Woodbury, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-184785, 333-179099, 333-133858, 333-40369, 333-115052, 333-65219 and 333-159093) and Form S-8 (No. 333-80575, 333-179097, 33-53030, 33-86910, 333-08623, 333-34163, 333-63374, 333-106754, 333-159094, 333-196746, and 333-237035) of Research Frontiers Incorporated of our report dated March 14, 2019, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA LLP
Melville, NY

March 12, 2020